Exhibit 1.01

Conflict Minerals Report

Xerox Holdings Corporation

Xerox Corporation

For the Year Ended December 31, 2025

This report for the year ended December 31, 2025 is made by Xerox Holdings Corporation and its subsidiaries, including Xerox Corporation, (collectively, Xerox) in compliance with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule).

The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are limited to tin, tantalum, tungsten and gold (3TG or Conflict Minerals). These requirements apply to registrants regardless of the geographic origin of the Conflict Minerals and whether the trading in those minerals benefits armed groups.

If a registrant has reason to believe that any of the Conflict Minerals in their supply chain may have originated in the Democratic Republic of the Congo (DRC) or an adjoining country (the Covered Countries), or a registrant is unable to determine the country of origin of those Conflict Minerals, then the registrant must exercise due diligence on the source and chain of custody of those Conflict Minerals. The registrant must annually submit a specialized disclosure (Form SD) and Conflict Minerals Report (the Report) to the SEC that includes a description of those due diligence measures.

1. COMPANY OVERVIEW

Xerox is a workplace technology company, building and integrating software and hardware for enterprises large and small. As customers seek to manage information and document workflows across digital and physical platforms, we deliver a seamless, secure and sustainable experience. Whether inventing the copier, the Ethernet, the laser printer or more, Xerox has long defined the modern work experience and continues to do so with investments in artificial intelligence (AI), augmented reality (AR)-driven service experiences, robotic process automation (RPA) and other technologies that enable Xerox to deliver essential products and services to address productivity challenges of a hybrid workplace and distributed workforce. Xerox products and services are more fully described on our website, which can be accessed at www.xerox.com.

The content of any website referred to in this Report is included for general information only and is not incorporated by reference in this Report.

2. OUR CONFLICT MINERALS PROGRAM

2.1 Supply Chain—Reasonable Country of Origin Inquiry

Xerox is many steps removed from the mining of Conflict Minerals. The origin of Conflict Minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other Conflict Minerals-containing derivatives. The 3TG smelters or refiners are consolidating points for raw ore and are in the best position in the total supply chain to know the origin of the ores. Xerox has conducted an analysis of our products and found that, although we do not directly purchase Conflict Minerals from our suppliers, Xerox purchases products, component parts and materials that contain metals, some of which may contain Conflict Minerals. We rely on our Tier 1 suppliers to provide information on the origin of the Conflict Minerals contained in components that are included in our products by using the RMI Conflict Minerals Reporting Template (CMRT), which allows us to perform our Reasonable Country of Origin Inquiry (RCOI).

2.2 Supplier Risk Assessment

Because of the size of our company, the complexity of our products and the depth and breadth of our supply chain, it is difficult to identify sources upstream from our direct suppliers. As a result, Xerox conducted a product review to determine products in scope and developed a supplier risk assessment process, through which the Conflict Minerals program is implemented, managed and monitored. With a goal of targeting 3TG minerals, this risk assessment process was developed to identify those suppliers whose products may contain the presence of 3TG.

We conducted a survey of these suppliers to determine whether the Conflict Minerals in components contained in our products originated from the Covered Countries. This supply-chain survey was conducted with our Tier 1 production suppliers using the CMRT, which contains questions about the facilities used to process these minerals, as well as supplier RCOI. The goal of this activity was to identify, where applicable, the 3TG smelters or refiners who contribute refined Conflict Minerals to Xerox components, assemblies and Original Equipment Manufacturer (OEM) Products. The CMRT was developed to facilitate disclosure and communication of information regarding smelters or refiners that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters or refiners the company and its suppliers use. Our supplier survey request also included the Responsible Minerals Initiative (RMI), informational links on available Conflict Minerals and smelter information. In 2025, Xerox surveyed 106 suppliers, achieving a 78% response rate. The suppliers included in the survey scope represent over 92% of our 2025 production spend related to 3TG materials, as well as 89% of our total 2025 production supplier spend.

The responses we received contained information regarding the names and locations of 3TG smelters or refiners that process necessary Conflict Minerals used by our suppliers, including in component parts and materials that are ultimately incorporated into our products. We have designed and adopted a risk management plan that summarizes our risk mitigation efforts. Under our risk-assessment process, we perform due diligence reviews of supplier responses for their use of 3TG and conduct follow-up actions on suppliers, encouraging further requests for accurate, complete or missing template information where responses identified red flags based on our risk assessment of the level of risk of the commodities supplied to us.

In 2025, we partnered with Source Intelligence and continued to refine our process of evaluating the CMRTs to assist with our ongoing risk assessment by analyzing supplier responses and providing feedback to suppliers on errors and corrections. communication. In addition, we provide monthly reports and systematic management reviews to our senior management and elevate issues, such as non-responsive suppliers or suppliers that provided incomplete or invalid responses, as necessary.

2.3 Company Management Systems

Policy

Xerox has adopted a company policy which is posted on our website under Supplier Governance—Conflict Minerals at www.xerox.com/en-us/about/supplier-relations/governance

Internal Team

Xerox has established a management system for Conflict Minerals. Our management system includes a Senior Management Steering Committee sponsored by the Chief Legal Officer who reports directly to our CEO and who is responsible for signing the Form SD, as well as senior executives from Global Supply Chain & Enablement, Environment Health Safety & Sustainability, and Legal. Our team of functional subject matter experts is responsible for implementing our Conflict Minerals compliance strategy. Senior management is provided with updates and results of our Conflict Minerals program efforts on a regular basis.

2.4 Control Systems

Controls include, but are not limited to, our Code of Business Conduct for our employees, our Supplier Code of Conduct (adopted from the Responsible Business Alliance (RBA)), and a Conflict Minerals contract clause incorporated in our Multi-National Master Purchasing Agreement for new contracts.

Xerox worked with the RBA in the early stages to support the RMI and continues to be a member of the RMI, a group assisting in the development of tools and processes to improve Conflict Minerals due diligence. As outlined in the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, 3rd Edition, (OECD 2016), which is the internationally recognized standard on which our company’s system is based. We support the RMI, an industry initiative that audits ‘smelters and refiners’ due diligence activities. The data on which we relied for certain statements in this declaration was obtained through our membership in the RMI, using the RMI Compliant Smelter Sourcing Information Report created specifically for Xerox.

In addition, our current standard supplier contracts also require our suppliers to adopt a policy on the responsible sourcing of minerals, implement due diligence processes to support that policy, and complete and return to Xerox the RMI CMRT.

2.5 Grievance Mechanism

We have multiple long standing grievance mechanisms whereby employees and suppliers can report violations of Xerox policies. This is communicated annually in our employee code of ethics training process and the supplier ethics letter. This mechanism helps us to identify and assess risk.

3. DUE DILIGENCE

3.1 Design of Due Diligence

Xerox designed its due diligence measures to be in conformity, in all material respects, with the internationally recognized due diligence framework OECD 2016.

3.2 Smelter or Refiner Results*

Our due diligence process includes participation in RMI and following the OECD implementation framework. We requested that our suppliers complete the CMRT survey in order to obtain information about 3TG smelters or refiners in our supply chain. We have determined that these actions represent the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.

We analyzed and compared all the 3TG smelter and refiners’ data we received against information obtained from the RMI smelter database as well as other recognized industry sources, including Responsible Jewellery Council (RJC) and the London Bullion Market Association (LBMA). For the calendar year 2025, our due diligence identified 352 smelters and refiners as potential sources of 3TG minerals that were reported to be in our supply chain.

In order to provide compliance status, we completed additional analysis of the 352 smelters and refiners.

Of which** –

•	222 Conformant (148 are RMAP Conformant; 74 are LBMA or RJC Conformant)

•	13 are RMAP Active

•	27 are Non-Conformant

•

90 are not yet enrolled in the RMAP – Of these 47 require further outreach, 20 are currently subject to RMI due diligence review, 5 communications currently suspended, smelter not interested in participating in RMAP and 18 Not Applicable (6 not listed in RMI Eligible Facilities; 13 not listed in RMI known smelter list).

Following the COVID-19 pandemic, evolving geopolitical conditions have affected audit execution and resulted in updates to the Responsible Minerals Assurance Process (RMAP), with impacts observed across industries. In addition, sanctions enacted in 2022 led to the removal of certain Russian smelters from the RMAP Conformant smelter list. Consistent with Source Intelligence guidance, Xerox applies a collaborative, risk-based approach to addressing identified smelters of concern, supporting responsible sourcing practices and industry-led disengagement efforts.

*	Note: The data above was obtained from the RMI, LBMA and RJC via Source Intelligence as of 09/04/2026

**	Audit definitions as per RMI - http://www.responsiblemineralsinitiative.org/smelter-links/database-field-definitions/

Smelters or refiners verified as conflict-free or in the audit process**

*	Note: The data above was obtained from the RMI, LBMA and RJC via Source Intelligence as of 09/4/2026

	2017	2018	2019	2020	2021	2022	2023	2024	2025
Tantalum	41 of 45 (91%)	40 of 43 (93%)	38 of 38 (100%)	37 of 37 (100%)	35 of 36 (97%)	33 of 34 (97%)	34 of 36 (94%)	34 of 37 (91%)	35 of 37 (95%)
Tin	79 of 129 (61%)	84 of 124 (68%)	49 of 58 (84%)	66 of 77 (86%)	65 of 81 (80%)	59 of 82 (72%)	67 of 87 (77%)	72 of 95 (76%)	55 of 78 (71%)
Tungsten	45 of 51 (88%)	44 of 49 (90%)	49 of 52 (94%)	45 of 47 (96%)	46 of 49 (94%)	35 of 50 (70%)	33 of 51 (65%)	36 of 57 (63.1%)	35 of 59 (59%)
Gold	143 of 180 (79%)	147 of 181 (81%)	117 of 157 (75%)	126 of 171 (74%)	118 of 173 (68%)	94 of 175 (53%)	90 of 173 (52%)	91 of 182 (50%)	95 of 185 (52%)
Total	308 of 405 (76%)	315 of 397 (79%)	253 of 305 (83%)	274 of 332 (83%)	264 of 339 (78%)	221 of 342 (65%)	224 of 347 (64.5%)	233 of 371 (62.8%)	220 of 352 (62%)

4. DETERMINATION

The information received from our due diligence efforts from suppliers or other sources is not sufficient to determine the origin of all 3TG our products contain, whether the 3TG come from recycled or scrap sources, the facilities used to process them, their country of origin, or their mine or location of origin. If any supplier reported to us a facility for which we had information that triggered one of our potential risk indicators, then we requested the supplier investigate whether or not that facility contributed 3TG to Xerox products, and if the supplier confirmed that it did, we asked that the supplier remove the facility from our supply chain.

Based on the information provided by our suppliers, we believe that the facilities that may have been used to process the 3TG minerals in our products include the RMI, LBMA and RJC compliant smelters listed in Appendix I below. Many of our suppliers returned CMRTs representing their full supply chains, rather than scoping specifically to components incorporated into Xerox’s products. Therefore, it is possible that not all of the smelters and refiners reported are providing material for Xerox products. As part of our transparency efforts, Xerox is publishing the full list of these smelters and refiners reported by our suppliers in Appendix I. We have found no reasonable basis for concluding that these refiners, or the other smelters preparing to be audited under the RMAP program, sourced 3TG minerals that directly or indirectly finance or benefit armed groups in the Covered Countries.

The list of countries from which we believe the 3TG in our products may have originated is published in Appendix II. Some 3TG also originate from recycled or scrap sources. This information was obtained using the RCOI report dated April 09, 2026 that is available to Xerox as a member of RMI.

Pursuant to the Rule, this Report is not subject to an independent private sector audit.

Through our participation in the RMI, we continue to support independent third-party audits through the RMI or other third-party certification schemes.

In accordance with the OECD Guidance and the Rule, this Report is available on our website under Supplier Governance—Conflict Minerals at www.xerox.com/en-us/about/supplier-relations/governance.

5. STEPS TO BE TAKEN IN 2026 TO MITIGATE RISK

Xerox plans to take the following steps, among others, to improve the due diligence conducted by it in order to further mitigate future risk of sourcing 3TG that benefits armed groups in the Covered Countries:

•	Continue to strengthen engagement with relevant suppliers and to provide training, as appropriate, to help them understand and satisfy Xerox requirements related to 3TG minerals under the Rule.

•	Continue to review the process with distributors submitting CMRTs and develop best practices in obtaining 3TG mineral data.

•	Continue using the internal escalation process within our supply chain organization when working with suppliers to obtain required information.

•	Continue to provide ongoing feedback to suppliers on errors and corrections required in connection with the CMRT assessment and notify suppliers of potential risks identified within the supply chain

•	Continue to participate as a member in the RBA and the RMI, including Conflict Free Smelter Program smelter validation and supplier outreach.

•	Continue to work with the OECD and relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

APPENDIX I

This list is based on Xerox supplier data for the reporting period January 1, 2025 to December 31, 2025. In many cases, suppliers provided information encompassing their entire supply chain, so this information was not limited to facilities that contributed 3TG used only in Xerox products. As a result, we are unable to validate whether our products in fact contain 3TG from all of these sources. This list only includes facilities reported by suppliers that are on the RMAP standard smelter list as of April 09, 2026.

Metal	Official Smelter Name	Smelter Country
Gold	8853 S.p.A.	ITALY
Gold	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	African Gold Refinery	UGANDA
Gold	Agosi AG	GERMANY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Albino Mountinho Lda.	PORTUGAL
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	ASAHI METALFINE, Inc.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Attero Recycling Pvt Ltd	INDIA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden Mineral AB (Ronnskar)	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Coimpa Industrial LTDA	BRAZIL
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	Dongwu Gold Group	CHINA
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Gasabo Gold Refinery Ltd	RWANDA
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF

Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Glencore Canada Corporation—CCR Refinery	CANADA
Gold	Gold by Gold Colombia	COLOMBIA
Gold	Gold Coast Refinery	GHANA
Gold	Gold Corporation—The Perth Mint	AUSTRALIA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Impala Platinum—Base Metal Refinery (BMR)	SOUTH AFRICA
Gold	Impala Platinum—Platinum Metals Refinery (PMR)	SOUTH AFRICA
Gold	Impala Platinum—Rustenburg Smelter	SOUTH AFRICA
Gold	Industrial Refining Company	BELGIUM
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	JALAN & Company	INDIA
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Advanced Metals Corporation	JAPAN
Gold	K.A. Rasmussen	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kundan Care Products Ltd.	INDIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	L’Orfebre S.A.	ANDORRA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA

Gold	LS MnM Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	MD Overseas	INDIA
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	PERU
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MKS PAMP SA	SWITZERLAND
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	NOBLE METAL SERVICES	UNITED STATES OF AMERICA
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA

Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECHIA
Gold	Sai Refinery	INDIA
Gold	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	SOLEIL METALS (Chala One Plant)	PERU
Gold	SOLEIL METALS (YAKARI Plant)	PERU
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Jinguan (Ausmelt) Copper Industry	CHINA
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA

Gold	Valcambi S.A.	SWITZERLAND
Gold	WEEEREFINING	FRANCE
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Southwest Copper Branch	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CHINA
Tantalum	5D Production OU	ESTONIA
Tantalum	AMG Brasil	BRAZIL
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	PowerX Ltd.	RWANDA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN

Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Aurubis Beerse	BELGIUM
Tin	Aurubis Berango	SPAIN
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Conecsus LLC	UNITED STATES OF AMERICA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies EMEA, S.L.U.	SPAIN
Tin	CV Ayi Jaya	INDONESIA
Tin	Dongguan Best Alloys Co., Ltd.	CHINA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	BRAZIL

Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	P Kay Metal, Inc	UNITED STATES OF AMERICA
Tin	Pongpipat Company Limited	MYANMAR
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Arsed Indonesia	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Masbro Alam Stania	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Super Ligas	BRAZIL
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
Tin	Thaisarco	THAILAND
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	VQB Mineral and Trading Group JSC	VIETNAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Woodcross Smelting Company Limited	UGANDA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA

Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	LAO PEOPLE’S DEMOCRATIC REPUBLIC
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	LLC Vostok	RUSSIAN FEDERATION
Tungsten	MALAMET SMELTING SDN. BHD.	MALAYSIA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA

Tungsten	Masan High-Tech Materials	VIETNAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Nam Viet Cromit Joint Stock Company	VIETNAM
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES
Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	S.P.T. spol.s r.o.	CZECHIA
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Tungamoy Metals Inc.	KOREA, REPUBLIC OF
Tungsten	Tungsten Vietnam Joint Stock Company	VIETNAM
Tungsten	Unecha Refractory Metals Plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA

APPENDIX II

Countries from which the 3TG in Xerox products may have originated based on sourcing information disclosed during the RMAP’s third-party auditing process and RMI’s RCOI report dated April 09, 2026. The origins of the 3TG processed by facilities listed in Appendix I are believed to be the following:

ANGOLA	EGYPT	LUXEMBOURG	SINGAPORE
ARGENTINA	ESTONIA	MADAGASCAR	SLOVAKIA
ARMENIA	ETHIOPIA	MALAYSIA	SOUTH AFRICA
AUSTRALIA	FINLAND	MALI	SOUTH SUDAN
AUSTRIA	FRANCE	MEXICO	SPAIN
BELARUS	GERMANY	MONGOLIA	SURINAME
BELGIUM	GHANA	MOROCCO	SWEDEN
BERMUDA	GUINEA	MOZAMBIQUE	SWITZERLAND
BOLIVIA (PLURINATIONAL STATE OF)	GUYANA	MYANMAR	TAIWAN, PROVINCE OF CHINA
BRAZIL	HONG KONG	NAMIBIA	TAJIKISTAN
BURUNDI	HUNGARY	NETHERLANDS	TANZANIA, UNITED REPUBLIC OF
CAMBODIA	INDIA	NEW ZEALAND	THAILAND
CANADA	INDONESIA	NIGER	TURKEY
CENTRAL AFRICAN REPUBLIC	IRELAND	NIGERIA	UGANDA
CHILE	ISRAEL	PAPUA NEW GUINEA	UNITED ARAB EMIRATES
CHINA	ITALY	PERU	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
COLOMBIA	JAPAN	PHILIPPINES	UNITED STATES OF AMERICA
CONGO	JERSEY	POLAND	UZBEKISTAN
CONGO, DEMOCRATIC REPUBLIC OF THE	KAZAKHSTAN	PORTUGAL	VIETNAM
COTE D’IVOIRE	KENYA	RUSSIAN FEDERATION	ZAMBIA
CZECHIA	KOREA, REPUBLIC OF	RWANDA	ZIMBABWE
DJIBOUTI	KYRGYZSTAN	SAUDI ARABIA
ECUADOR	LAO PEOPLE’S DEMOCRATIC REPUBLIC	SIERRA LEONE